Ropes & Gray
                            One International Place
                        Boston, Massachusetts 02110-2624
                                 (617) 951-7000
                              FAX: (617) 951-7050

                                                                       EXHIBIT 5

                                                        December 5, 1997


Summit Technology, Inc.
21 Hickory Drive
Waltham, MA 02154

         Re:   Summit Technology, Inc. 1997 Stock Option Plan (the "Plan")

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 1,5000,000 shares of Common Stock, $.01 par value (the "Shares"), of Summit Technology, Inc., a Massachusetts corporation (the "Company").

         We have acted as counsel for the Company and are familiar with the actions taken by the Company in connection with the Agreement. For purposes of this opinion we have examined the Plan and such other documents, records, certificates and other instruments as we have deemed necessary.

         We express no opinion as to the applicability of compliance with or effect of Federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold and consideration received therefor by the Company in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                Very truly yours,

                                 /s/Ropes & Gray

                                  Ropes & Gray

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